Exhibit 99.1

NEWS BULLETIN

RE: CLAIRE’S STORES, INC.

2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60192

CLAIRE’S STORES, INC. REPORTS FISCAL 2013

FIRST QUARTER RESULTS

CHICAGO, May 22, 2013. Claire’s Stores, Inc. (the “Company”) is one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens, and kids. The Company today reported its financial results for the fiscal 2013 first quarter, which ended May 4, 2013.

First Quarter Results

The Company reported net sales of $354.0 million for the fiscal 2013 first quarter, an increase of $13.4 million, or 3.9% compared to the fiscal 2012 first quarter. The increase was attributed to new store sales, an increase in same store sales, and increased shipments to franchisees, partially offset by the effect of store closures and an unfavorable foreign currency translation effect of our non-U.S. sales. Net sales would have increased 4.7% excluding the impact from foreign currency exchange rate changes.

Consolidated same store sales increased 2.9%, with North America same store sales increasing 2.3%, and Europe same store sales increasing 4.0%. We compute same store sales on a local currency basis, which eliminates any impact from changes in foreign exchange rates.

Gross profit percentage increased 70 basis points to 49.6% during the fiscal 2013 first quarter compared to 48.9% during the comparable prior year quarter. The increase in gross profit percentage consisted of a 40 basis point decrease in occupancy rate and a 30 basis point increase in merchandise margin. The decrease in occupancy rate resulted primarily from the leveraging effect of an increase in same store sales. The increase in merchandise margin resulted primarily from lower markdowns.

Selling, general and administrative expenses increased $6.8 million, or 5.7%, compared to the fiscal 2012 first quarter. As a percentage of net sales, selling, general and administrative expenses increased 60 basis points compared to the comparable prior year quarter. Selling, general and administrative expenses would have increased $7.8 million excluding the effect of foreign currency exchange rate changes. The majority of the increase is primarily due to compensation-related expenses, such as salaries, bonus, and non-cash stock compensation.

Adjusted EBITDA in the fiscal 2013 first quarter was $52.7 million compared to $50.5 million in the fiscal 2012 first quarter. In addition, the fiscal 2013 first quarter EBITDA was negatively impacted by $2.0 million of costs associated with our newly launched stores in China and e-commerce for the United Kingdom, Icing in North America, and Claire’s in Canada. There was no impact on EBITDA due to the effect of foreign currency exchange rate changes. The Company defines Adjusted EBITDA as earnings before provision for income taxes, gain (loss) on early debt extinguishment, net interest expense, impairment, and depreciation and amortization. Adjusted EBITDA excludes severance, management fees, the impact of transaction-related costs and other non-recurring or non-cash expenses, and normalizing occupancy costs for certain rent-related adjustments. Net loss for the 2013 first quarter was $26.6 million. A reconciliation of net loss to Adjusted EBITDA is attached.

At May 4, 2013, cash and cash equivalents were $242.8 million, and the Company’s Revolving Credit Facility continued to be undrawn. In the 2013 first quarter, we issued $210 million of 6.125% Senior Secured First Lien Notes due 2020 and used $61.7 million of proceeds to retire $39.0 million aggregate principal amount of Senior Fixed Rate Notes and $21.5 million aggregate principal amount of Senior Toggle Notes, and pay tender premiums and transaction fees. On May 3, 2013 we announced the redemption of $149.5 million of Senior Fixed Rate Notes at par plus accrued interest effective June 3, 2013. Subsequent to the end of the first quarter, we issued $320 million of 7.75% Senior Notes due 2020, and announced the redemption of the outstanding Senior Fixed Rate Notes and the Senior Toggle Notes at par plus accrued interest effective June 14, 2013, leaving no debt maturities prior to June 2017.

The fiscal 2013 first quarter cash balance increase of $75.9 million consisted of positive impacts of $144.3 million from financing activities related to the issuance of 6.125% Senior Secured First Lien Notes and $52.7 million of Adjusted EBITDA, partially offset by reductions for $73.0 million of cash interest, $22.7 million from seasonal working capital and other cash items, $20.6 million of capital expenditures, and $4.8 million of tax payments.

Store Count as of:	May 4, 2013	February 2, 2013		April 28, 2012

North America	1,913	1,921		1,944
Europe	1,165	1,161		1,130
China	7	3		—

		]	[
Subtotal Company-Owned	3,085	3,085		3,074

Franchise	403	392		375

Total	3,488	3,477		3,449

Conference Call Information

The Company will host its first quarter conference call on May 23, 2013 at 10:00 am. (EDT). The call-in number is 210-839-8201 and the password is “Claires.” A replay will be available through June 23, 2013. The replay number is 800-308-6785 and the password is 6584. The conference call is also being webcast and archived until June 23, 2013 on the Company’s corporate website at http://www.clairestores.com, where it can be accessed by clicking on the “Events” link located under “Financial Information” for a replay or download as an MP3 file.

Company Overview

Claire’s Stores, Inc. is one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens and girls ages 3 to 35. The Company operates through its two store concepts: Claire’s® and Icing®. As of May 4, 2013, Claire’s Stores, Inc. operated 3,085 stores in North America, Europe, and China. The Company also franchised 403 stores in Japan, the Middle East, Turkey, Greece, Guatemala, Malta, Ukraine, Mexico, India, Dominican Republic, El Salvador, Venezuela, Panama, Honduras, and Indonesia. More information regarding Claire’s Stores is available on the Company’s corporate website at http://www.clairestores.com.

Forward-looking Statements

This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Some of these risks, uncertainties and other factors are as follows: our level of indebtedness; general economic conditions; changes in consumer preferences and consumer spending; competition; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; failure to maintain our favorable brand recognition; failure to successfully market our products through new channels, such as e-commerce; uncertainties generally associated with the specialty retailing business, such as decreases in mall traffic; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; significant increases in our merchandise markdowns; inability to grow our store base in North America, Europe, or China, or expand our international store base through franchise or similar licensing arrangements; inability to design and implement new information systems; data security breaches of confidential information or other cyber attacks; delays in anticipated store openings or renovations; changes in applicable laws, rules and regulations, including changes in North America, Europe, China or other international laws and regulations governing the sale of our products, particularly regulations relating to heavy metal and chemical content in our products; changes in employment laws relating to overtime pay, tax laws and import laws; product recalls; loss of key members of management; increase in the costs of healthcare for our employees; increases in the cost of labor; labor disputes; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; increases in the cost of borrowings; unavailability of additional debt or equity capital; the impact of our substantial indebtedness on our operating income and our ability to grow; and uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final U.S. GAAP adjustments. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2013 filed with the SEC on April 3, 2013. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Additional Information

Note: Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: http://www.clairestores.com.

Contact Information

J. Per Brodin, Executive Vice President and Chief Financial Officer

Phone: (847) 765-1100, or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

(In thousands)

FIRST FISCAL QUARTER

	Three Months	Three Months
	Ended	Ended
	May 4, 2013	April 28, 2012
Net sales	$354,006	$340,617
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	178,566	174,003

Gross profit	175,440	166,614

Other expenses:
Selling, general and administrative	125,387	118,582
Depreciation and amortization	15,625	16,715
Severance and transaction-related costs	915	53
Other expense, net	924	431

	142,851	135,781

Operating income	32,589	30,833
Loss on early debt extinguishment	1,674	4,602
Interest expense, net	58,219	47,022

Loss before income tax benefit	(27,304)	(20,791)
Income tax benefit	(720)	(870)

Net loss	$(26,584)	$(19,921)

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	May 4, 2013	February 2, 2013
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$242,812	$166,956
Inventories	159,045	157,549
Prepaid expenses	21,221	19,701
Other current assets	29,050	29,621

Total current assets	452,128	373,827

Property and equipment:
Furniture, fixtures and equipment	239,927	234,209
Leasehold improvements	317,140	312,789

	557,067	546,998
Less accumulated depreciation and amortization	(334,315)	(325,618)

	222,752	221,380

Leased property under capital lease:
Land and building	18,055	18,055
Less accumulated depreciation and amortization	(2,934)	(2,708)

	15,121	15,347

Goodwill	1,550,056	1,550,056
Intangible assets, net of accumulated amortization of $59,301 and $57,672, respectively	543,055	547,433
Deferred financing costs, net of accumulated amortization of $29,748 and $27,156, respectively	42,776	41,381
Other assets	48,819	49,848

	2,184,706	2,188,718

Total assets	$2,874,707	$2,799,272

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Trade accounts payable	$64,039	$73,445
Income taxes payable	6,917	10,508
Accrued interest payable	51,198	68,254
Accrued expenses and other current liabilities	92,121	99,529

Total current liabilities	214,995	251,736

Long-term debt	2,522,318	2,373,366
Obligation under capital lease	17,207	17,232
Deferred tax liability	120,534	120,968
Deferred rent expense	29,651	29,859
Unfavorable lease obligations and other long-term liabilities	17,859	20,551

	2,707,569	2,561,976

Commitments and contingencies

Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares;issued and outstanding 100 shares	—	—
Additional paid-in capital	618,796	618,403
Accumulated other comprehensive (loss) income, net of tax	(3,953)	3,273
Accumulated deficit	(662,700)	(636,116)

	(47,857)	(14,440)

Total liabilities and stockholder’s deficit	$2,874,707	$2,799,272

Net Loss Reconciliation to EBITDA and Adjusted EBITDA

EBITDA represents net loss before provision for income taxes, gain (loss) on early debt extinguishment, interest income and expense, impairment and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude non-cash and unusual items. Management uses Adjusted EBITDA as an important tool to assess our operating performance. Management considers Adjusted EBITDA to be a useful measure in highlighting trends in our business and in analyzing the profitability of similar enterprises. Management believes that Adjusted EBITDA is effective, when used in conjunction with net income, in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA provides useful information to potential investors and analysts because it provides insight into management’s evaluation of our results of operations. Our calculation of Adjusted EBITDA may not be consistent with “EBITDA” for the purpose of the covenants in the agreements governing our indebtedness.

EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP, are not intended to represent cash flow from operations under U.S. GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using EBITDA and Adjusted EBITDA by using it only to supplement our U.S. GAAP results to provide a more complete understanding of the factors and trends affecting our business. Each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

Some of the limitations of EBITDA and Adjusted EBITDA are:

•	EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;

•	EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and

•	EBITDA and Adjusted EBITDA do not reflect extraordinary items and non-recurring expenses such as one-time write-offs to inventory and reserve accruals.

While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet indebtedness service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

While management believes that these measures provide useful information to investors, the SEC may require that EBITDA and Adjusted EBITDA be presented differently or not at all in future filings we will make with the SEC

CLAIRE’S STORES, INC. AND SUBSIDIARIES

ADJUSTED EBITDA

(UNAUDITED)

(In Thousands)

	Three Months Ended May 4, 2013	Three Months Ended April 28, 2012
Net loss	$(26,584)	$(19,921)
Income tax benefit	(720)	(870)
Loss on early debt extinguishment	1,674	4,602
Interest expense	58,239	47,052
Interest income	(20)	(30)
Depreciation and amortization	15,625	16,715

Reported EBITDA	48,214	47,548
– stock compensation, book to cash rent, intangible amortization (a)	964	937
– management fee, consulting (b)	750	1,215
– other (c)	2,811	819

Adjusted EBITDA	$52,739	$50,519

a)	Includes: non-cash stock compensation expense, net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations and non-cash amortization of lease rights.

b)	Includes: the management fee paid to Apollo Management and Morgan Joseph Tri-Artisan Capital Partners, and non-recurring consulting expenses.

c)	Includes: non-cash losses on property and equipment associated with remodels, relocations and closures; costs, including third party charges and compensation, incurred in conjunction with the relocation of new employees; non-cash foreign exchange gains/losses resulting from intercompany transactions and remeasurements of U.S. dollar denominated cash accounts of our foreign entities into their functional currency; and severance and transaction related costs.